UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report  (Date of Earliest Event Reported):  August 20, 2010

CNS RESPONSE, INC.
(Exact name of Company as specified in its charter)

Delaware	0-26285	87-0419387
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

85 Enterprise, Suite 410
Aliso Viejo, CA 92656
(Address of principal executive offices)

(714) 545-3288
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On August 20, 2010, CNS Response Inc. (the “Company”) issued two unsecured convertible promissory notes (each, a “Note”) in the aggregate principal amount of $250,000 to Deerwood Partners LLC and Deerwood Holdings LLC (collectively, the “Investors”), with each Investor purchasing a Note in the aggregate principal amount of $125,000.  The Notes mature on December 15, 2010.  The Company received $250,000 in gross proceeds from the issuance of the Notes.  Each Investor also received a warrant to purchase up to 75,000 shares of common stock of the Company at an exercise price (subject to customary anti-dilution adjustments) of $0.56 per share (each, a “Warrant”).

On August 20, 2010, SAIL Venture Partners L.P. (the “Guarantor”), of which the Company’s director David Jones is a managing partner, issued an unconditional guaranty (each, a “Guaranty”) to each Investor, guaranteeing the prompt and complete payment when due of all principal, interest and other amounts under each Note.  The obligations under each Guaranty are independent of the Company’s obligations under the Notes and separate actions may be brought against the Guarantor.  The Company has agreed to indemnify the Guarantor and grant to the Guarantor a security interest in its assets in connection with the Guaranties.  In addition, the Company granted the Guarantor Warrants to purchase up to an aggregate of 100,000 shares of common stock.

Each Note accrues interest at a rate of 9% per annum, which will be paid together with the repayment of the principal amount, unless earlier converted, at the earliest of (i) the maturity date; (ii) prepayment of the Note at the option of the Company (iii) closing of a financing in which the aggregate proceeds to the Company are not less than $3,000,000 or (iv) the occurrence of an Event of Default (as defined in the Note).  Each Note is convertible into shares of the Company’s common stock at a conversion price of $0.50.  The conversion price is subject to customary anti-dilution adjustments, but will never be less than $0.30.

The Company has agreed to enter into a registration rights agreement covering the securities issuable upon conversion of the Notes and exercise of the Warrants.

The managing members of each of Deerwood Partners LLC and Deerwood Holdings LLC are George J. Kallins, M.D. and his spouse Bettina Kallins.   Dr. Kallins was appointed to the Company’s Board on July 5, 2010.

The foregoing description of the Notes and Warrants does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Note and form of Warrant, which are filed as Exhibit 4.1 and Exhibit 4.2 hereto.  The foregoing description of the Guaranties does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Guaranty, which is incorporated by reference to the Company’s current report on Form 8-K filed on July 9, 2010.

Item 3.02	Unregistered Sales of Equity Securities.

The description of the Notes and the Warrants is incorporated herein by reference to Item 2.03 hereof and the full text of the form of Note and form of Warrant attached hereto as Exhibits 4.1 and 4.2.  The Notes and Warrants were issued by the Company under the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended, and Regulation D promulgated thereunder, as they were issued to accredited investors, without a view to distribution, and were not issued through any general solicitation or advertisement.

Item 9.01	Financial Statements and Exhibits.

4.1	Form of Unsecured Convertible Promissory Note
4.2	Form of Guaranty

SIGNATURES

Pursuant to the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNS Response, Inc.

	By:	/s/ Paul Buck
August 24, 2010		Paul Buck
Chief FinancialOfficer